Exhibit 10.21

DATED 17 MARCH 2025

AUREUS GREENWAY HOLDINGS INC.

and

CROSS BORDER CAPITAL LIMITED

STRATEGIC SERVICES AGREEMENT

”

THIS AGREEMENT is made on the 17th day of March 2025

BETWEEN:

AUREUS GREENWAY HOLDINGS INC., a company incorporated in the State of Delaware USA with its registered address at 2995 Remington Blvd., Kissimmee, FL 34744 (“AGH”); and

CROSS BORDER CAPITAL LIMITED whose registered office is Unit 03, 22/f, Easey Commercial Building, 253-261 Hennessy Road, Wan Chai, Hong Kong (“CBCL”).

AGH and CBCL are in some places referred to as a “Party” or when together “Parties”.

WHEREAS AGH wishes CBCL to provide certain services, as outlined in Schedule 1, in connection with advancing the business objectives of AGH in China, Japan, South Korea, Taiwan, Singapore and other prospective geographies (“Asia”); and

WHEREAS CBCL wishes to assist AGH in accelerating AGH to scale and expand its existing business model and pursue additional strategic relationships in the Asia market and other prospective geographies.

IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement, unless the context requires otherwise:

“Services” means the services set out in Schedule I or any other services which the Parties may agree from time to time.

References herein to Clauses and Schedules are to Clauses and Schedules in this Agreement unless the context requires otherwise.

1.2	The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.3	Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

1.4	Territory: This shall mean the countries of Asia as listed above.

2.	APPOINTMENT

2.1	AGH hereby confirms the engagement of CBCL and CBCL hereby confirms its agreement to provide to AGH the Services upon and subject to the terms set out in this Agreement.

2.2	The engagement of CBCL to provide the Services shall commence March 15, 2025, and services will be provided as outlined in Schedule 1, for a Thirty-six (36) month period, with payment terms as outlined in ‘Fees and Expenses’.

3.	CBCL’S UNDERTAKINGS

CBCL warrants and undertakes to AGH that:

(a)	CBCL will have the necessary skill and expertise to provide the Services on the terms set out in Schedule 1 herein;

(b)	the Services will be provided in a timely and professional manner and in accordance with the time schedules reasonably stipulated by CBCL;

(c)	no announcement or publicity concerning this Agreement or the Services or any matter ancillary thereto shall be made by any of the Parties without the prior written consent of the other Party.

4.	AGH’S OBLIGATIONS

AGH shall provide marketing and business development materials and support to CBCL regarding the details of CBCL’s business model necessary for development and marketing of the CBCL’s business objectives in the Territory.

5.	FEES AND EXPENSES

In consideration of the provision of the Services, AGH shall pay CBCL a fee of Four Hundred Fifty Thousand United States Dollars ($450,000 USD) (“Fee”) in two installments: a) the first installment of$350,000 upon the signing of this Agreement. b) the second installment of $100,000 shall be paid on or before 17 September 2025. All Fees paid under this Agreement shall be non-refundable.

All additional expenses to meet the requested Services outlined, will be of the sole responsibility of CBCL unless otherwise arranged by the Parties in writing.

6.	SUCCESS FEES

If CBCL is involved in negotiating and concluding of any of Services a, b, or c as described in Schedule 1 of the Agreement, a success fee of ten percent (10.0%) of the total contract value paid by, or profits obtained by AGH, shall be paid to CBCL within 10 business days following the closing of such contract.

CBCL provides no warranty or guarantee that any of the Services described in Schedule 1 herein will be completed successfully during the tern of this Agreement.

7.	ADVISORY COMMITTEE

AGH and CBCL will hold a bi-annual virtual meeting during the term of this Agreement to discuss and update on Services as outlined in Schedule 1.

8.	CONFIDENTIALITY

CBCL shall not disclose to a third party any confidential information made available to it by AGH and will use such confidential information only in connection with this Agreement; provided that such confidential information will not include any information : (i) already in CBCL’s possession prior to the date AGH disclosed it to CBCL; (ii) that becomes generally available to the public without violation of this paragraph by CBCL or its representatives; or (iii) that becomes available to AGH on a non-confidential basis from a third party not bound by a confidentiality obligation to SP with respect to such information.

9.	MUTUAL REPRESENTATION AND WARRANTIES

All information made available to AGH and CBCL will, at all times during the period of this Agreement, to the best of CBCL and AGH’s actual knowledge, be complete and correct in all material respects and will not contain any untrue statements of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. All projections or guidance provided by CBCL will have been prepared in good faith and will be based upon reasonable assumptions derived from the best estimates and facts then available.

10.	FORCE MAJEURE

Neither Party shall be liable for any delay in performing any of its obligations under this Agreement if such delay is caused by circumstances beyond the reasonable control of the Party so delaying and such Party shall be entitled (subject to giving the other Party full particulars of the circumstances in question and to using its best endeavours to resume full performance without avoidable delay) to a reasonable extension of time for the performance of such obligations.

11.	LEGAL DISPUTES

All disputes or controversies that may arise between the Parties in the interpretation or implementation of this Agreement shall be finally settled by sole arbitration in Hong Kong in accordance with the Rules of the ICC International Court of Arbitration (ICC Rules). The arbitration shall be conducted in the English language. The award rendered by arbitrator shall be final and binding upon the Parties.

12.	GENERAL PROVISIONS

12.1	Any notice, demand or other communication between the Parties:

(a)	may be sent by personal delivery, post, facsimile or other written form of electronic communication to the last known address;

(b)	if sent by post to an address to either Party, shall be treated as served on the second day following dispatch;

(c)	if sent by facsimile or other form of electronic communication, shall be treated as served at the time of sending.

12.2	Any accommodation or indulgence or failure to enforce a right shall not be construed as a waiver of the right of any Party exercisable under this Agreement unless a waiver shall be specifically stated in writing signed by such Party.

12.3	This Agreement constitutes the entire understanding between the Parties concerning the subject matter hereof. No amendments or changes shall be made to this Agreement unless agreed to in writing by both Parties. Each provision of this Agreement shall be construed separately and notwithstanding that the whole or any part of any such provision may prove to be illegal or unenforceable the other provisions of this Agreement and the remainder of the provision in question shall continue in full force and effect.

12.4	Each Party shall bear its own costs and expenses in connection with the preparation, negotiation and execution of this Agreement.

13.	COUNTERPART

This Agreement may be executed in any number of counterparts, which when taken together shall constitute one and the same instrument and is binding on each and every Party.

[Intentionally Left Blank. Signature Page to Follow]

IN WITNESS WHEREOF the parties hereto have signed this Agreement the day and year first above written.

/s/ ChiPing Cheung
SIGNED by Cheung C.P.

For and on behalf of AUREUS
GREENWAY HOLDINGS INC.

in the presence of:

/s/ Raymond Kwan
SIGNED by Raymond Kwan
For and on behalf of CROSS BORDER
CAPITAL LIMITED

in the presence of:

SCHEDULE!

The Services

CBCL shall provide services including, not limited to or inclusive of, the following:

(a)	Provide AGH with business development leads for the acquisition of golf properties in Asia.

(b)	Provide AGH with business development leads for golf property management contracts with potential clients in Asia

(c)	Provide AGH with leads for strategic corporate relationships in Asia and potential investment capital into AGH.